CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of April 1, 2007, between each of the open-end management investment companies listed on Schedule 1 to this Agreement on behalf of their respective investment portfolios listed on Schedule 1 (each a Fund and collectively, the Funds) and BROWN BROTIIERS HARRIMAN &. CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian).

WITNESSETH:

WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1.Appointment of Custodian. The Fund hereby appoints BBH&Co. as the Fund's custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians (as defined in Section 13.20) shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2. . Representations, Warranties and Covenants of the Fund. The Fund hereby represents,

warrants and covenants each of the following:

2.1This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document, agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound

2.2By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund, or its delegate or agent, has assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence and will, where appropriate, ensure that such risks are disclosed to the Fund's shareholders.

2.3The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it, except that the Fund shall not be responsible where the Custodian has been negligent in the safekeeping of such devices or statements of account. In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of each party's connecting terminal, access thereto and the proper and authorized use thereof, and the initiation and application of continuing effective safeguards in respect thereof.

3.Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with, or constitute a default under, BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound. BBH&Co. hereby represents and warrants that it is a bank having the qualification prescribed in paragraph (a) of Section 26(a) of the 1940 Act and that it will continue to have such qualification during the term of this Agreement.

4.Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Fund, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

4.1Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Fund's Investment Adviser or Foreign Custody Manager. The Custodian may treat any Authorized Person as having full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority (including any limitations arising from the Custodian's appointment of depositories pursuant to Section 5.6 of this Agreement. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

4.2Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections

4.2.1through 4.2.3 of this Section.

4.2.1Fund Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

4.2.2Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. With respect to telefax Instructions, the parties agree and acknowledge that receipt of legible Instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax Instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax Instructions. It shall be the responsibility of the Custodian to promptly notify the Fund if Instructions are illegible. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. In the event that a Funds Transfer Services Agreement is executed between the Fund and Authorized Person and the Custodian, such an agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

4.3Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition, disposition or other dealing in the Fund's Investments, and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with the following information:

4.3.1The transaction date and the date and location of settlement;

4.3.2The specification of the type of transaction;

4.3.4 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered, currency information and where applicable, interest rates, maturity dates and such other information as may be established in operating procedures between the Fund and the Custodian. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description;

4.3.5The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete (including those transmitted by telefax), the Custodian shall give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4Timeliness of Instructions. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. the Custodian shall attempt in good faith to execute any Instruction (including any modification or revocation of a previous Instruction) received by the Custodian after either (i) specific timing requirements or deadlines established by the Custodian with respect to particular classes of Instruction, or (ii) such a time that the Custodian could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, but shall not be held responsible for losses resulting from its inability to do so.

5.Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. he Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians; or (c) for assets to hold pursuant to Section 5.6 hereof. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1Use of Securities Depositories. Except for Investments held pursuant to Section 5.6 hereunder, the Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian (or any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall, as appropriate, segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

For purposes of this Section, a "Securities Depository" is (i) a system for the handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by book keeping entry without physical delivery of the securities, or (ii) any system that qualifies under Rule 17f-4(a) or Rule 17f- 5(a)(I)(ii) or (iii) under the 1940 Act.

The Custodian may deposit Investments in a clearing agency registered with the Securities and Exchange Commission under section 17A of the Securities Exchange Act of 1934, as amended ("Clearing Agency"), which acts as a securities depository or the book-entry system, or both, as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O, provided that:

(i)the Custodian ensures that, upon ceasing to act for the Fund, and subject to its own rules and contributions to a participant's fund, the clearing agency shall deliver all Investments held for the Fund to a successor clearing agency or custodian to be named by the Fund. Where the Fund has not named a successor, the Custodian shall ensure that the clearing agency shall deliver the Fund's Investments to a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act for trustees of unit investment trusts, to be held by the bank as custodian for the Fund under terms customary to a custodian agreement between banks and investment companies;

(ii)the Custodian or its agent will deposit the Fund's Investments in an account that includes only assets held by it for customers;

(iii)the Custodian will send the Fund a confirmation of any transfers to or from the Fund's account. Where Investments are transferred to the Fund's account, the Custodian shall, by book-entry or otherwise, identify Investments as belonging to the Fund by registering the Investments in the name of the Custodian (or its nominee) or by reflecting the Investments on the Custodian's account on the books of the clearing agency, the book-entry system or the Custodian's agent. For this purpose, the term "confirmation" means advice of notice of a transaction; and

(iv)the Custodian or its agent will promptly send to the Fund reports it receives from the appropriate Federal Reserve Bank or clearing agency or its respective system of internal accounting controls. The Custodian and its agents shall send the Fund such reports on their own systems of internal accounting controls as the Fund may reasonably request from time to time.

5.2Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities; including depositories so appointed pursuant to Section 5.6 hereof.

5.5Replacement of Lost Investments. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that the claim is paid to the Fund with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

5.6This Section 5.6 sets forth provisions addressing those Funds (listed on Schedule C hereof) that invest primarily in other mutual funds (each hereinafter referred to as a "Fund of Funds"). The Fund and the Custodian hereby agree to authorize the Custodian to take certain additional actions on behalf of the Fund with respect to each Fund of Funds, as set forth in this Section 5.6.

A.Definitions. Terms defined in this Section 5.6 are as follows:

Schwab is Charles Schwab & Co., Inc.

Schwab Mutual Fund Shares are shares of mutual funds issued by fund companies that have executed an Operating and/or Service Agreement(s) with Schwab to participate in Schwab's Mutual Fund One Source or Marketplace programs.

Mutual Fund Shares are shares of mutual funds issued by fund companies that have not executed an Operating and/or Service Agreement(s) with Schwab to participate in Schwab's Mutual Fund One Source or Marketplace programs.

Fund Agent refers to the transfer agent for any investment company that issues Mutual Fund Shares.

B.Safekeeping of Mutual Fund Shares. For purposes of this Section 5.6, Mutual Fund Shares shall be deposited and/or maintained with a Fund Agent acting as transfer agent for such fund. Each such Fund Agent shall be deemed to be a "depository" for purposes of Rule l7f- 4 under the 1940 Act. The Fund hereby directs the Custodian to deposit and/or maintain such securities with a Fund Agent, subject to the following provisions:

(i)The Custodian shall keep Mutual Fund Shares with a Fund Agent, provided that such securities are represented in an account with the Fund Agent, in the name of the Custodian as custodian of the Fund, in which the Custodian shall not deposit any assets of the Custodian other than assets held on behalf of the Fund;

(ii)The records of the Custodian with respect to Mutual Fund Shares that are maintained with a Fund Agent shall identify by book-entry those securities which the Fund or its investment advisor identifies to the Custodian as belonging to the Fund;

(iii)The Custodian shall pay for Mutual Fund Shares purchased for the account of the Fund upon (x) receipt of Authorized Instructions that such securities have been purchased and will be transferred to the Custodian's account with the Fund Agent, and (y) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Mutual Fund Shares sold for the account of the Fund upon (a) receipt of Authorized Instructions that such securities have been sold and that payment for such securities will be transferred to the Custodian, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will receive confirmation of the sale of such securities and payment therefore only after such securities are transferred. Upon request, the Custodian shall furnish the Fund copies of daily transaction sheets reflecting each day's transactions with each Fund Agent for the account of the Fund; and

(iv)The Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from the maintenance of Mutual Fund Shares with a Fund Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

C.Safekeeping of Schwab Mutual Fund Shares. Schwab Mutual Fund Shares shall be deposited and/or maintained in an account maintained with Schwab as sub-agent for the funds. Schwab shall be deemed to be a 'depository' for purposes of Rule 17f-4 under the 1940 Act. The Fund hereby directs the Custodian to deposit and/or maintain such securities with Schwab, subject to the following provisions:

(i)The Custodian shall keep Schwab Mutual Fund Shares with Schwab, provided that such securities are represented in an account with Schwab, in the name of the Custodian as custodian for the Fund, in which the Custodian will not deposit any assets of the Custodian other than assets held on behalf of the Fund and which Schwab represents to the Custodian will not include any assets of Schwab other than assets held as a fiduciary, custodian or otherwise for customers;

(ii)The records of the Custodian with respect to Schwab Mutual Fund Shares that are maintained with Schwab shall identify by book-entry those securities which the Fund or its investment advisor has identified to the Custodian as belonging to the Fund;

(iii) The Custodian shall pay for Schwab Mutual Fund Shares purchased for the account of the Fund upon (i) receipt of Authorized Instructions that such securities have been purchased and will be transferred to the Custodian's account with Schwab, and

(ii)the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Schwab Mutual Fund Shares sold for the account of the Fund upon (i) receipt of Authorized Instructions that such securities have been sold and that payment for such securities will be transferred to the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will receive confirmation of the sale of such securities and payment therefor only after such securities are transferred. Upon request, the Custodian shall furnish the Fund copies of daily transaction sheets reflecting each day's transactions with Schwab for the account of the Fund; and

(iv)The Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from maintenance of Schwab Mutual Fund Shares with Schwab except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. The Fund acknowledges that the maintenance of Schwab Mutual Fund Shares with Schwab as contemplated by this Section 5.6 may be deemed to be "self custody" for purposes of the Investment Company Act of 1940 and the regulations thereunder.

6.Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

6.1Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3Delivery in Connection with Borrowings of the Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund in connection with borrowings and other collateral and margin requirements.

6.4 Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (Tri-

Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of the such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5Contractual Obligations and Similar Investments. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

6.6Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall:

(a)exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

6.9Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

6.11Ownership Certificates and Disclosure of the Fund's Interest. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

6.12Proxy Materials. The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

6.13.Taxes. The Custodian shall, where applicable, assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the reasonable advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

6.14Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities,

provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Fund shall have the right to request an accounting with respect to such expenses.

In fulfilling the duties set forth in Sections 6.6 through 6. 10 above, the Custodian shall provide to the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of such agent (other than agents appointed under Section 5.6 of this Agreement) shall not relieve the Custodian of its administrative obligations under this Agreement.

7.Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. The appointment or use of such accounts shall not relieve the Custodian of its obligations under this Agreement, and specifically the Custodian shall be responsible for using reasonable care in the administration of such accounts, including without limitation in the selection and monitoring of such Subcustodians. Provided that the Custodian has complied with these obligations, the Custodian shall not be liable for the repayment of balances in Agency Accounts in the event such Subcustodian fails to make repayment by reason of bankruptcy, insolvency or similar cause.

7.2Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3Currency and Related Risks. The Fund bears risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. A ny taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

7.4Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2Foreign Exchange with the Custodian as Principal. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

7.5Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

7.6Advances. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit ofthe Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

7.6.1acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

7.6.2grant to the Custodian a security interest in all Investments; and,

7.6.3agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments under Applicable Law.

Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or

Principal Account and to dispose of any Investments to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.7Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or ( e) the terms of Instructions.

8.1Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(1) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States. Notwithstanding the foregoing, nothing in this Section shall relieve the Custodian of its administrative obligations under this Agreement in connection with the appointment of Subcustodians and Securities Depositories. In addition, the Custodian may appoint as a depository an entity described in Section 5.6 of this Agreement.

8.2Foreign Subcustodians and Securities Depositories. The Custodian shall identify non- U.S. Securities Depositories which it determines meet the definitional requirements of "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7"). Unless instructed otherwise by the Fund, the Custodian may deposit andlor maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided the Custodian determines that such Securities Depository meets the definitional requirements of an "eligible securities depository" under Rule 17f-7 or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section

17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a

Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with

Subsections 8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2:3 hereof An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms ofthis Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

8.2.1.Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board has delegated to, and the Custodian has accepted delegation of, review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person.

8.2.2.Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the Amended Foreign Custody Manager Delegation Agreement.

8.2.3.Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Fund with a Securities Depository, the Custodian: (a) shall have determined that the Securities Depository meets the definitional requirements of an "eligible securities depository" under Rule 17f-7; (b) shall provide to the Fund or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (c) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk or if the Securities Depository no longer meets the definitional requirement of an "eligible securities depository" under Rule l7f-7. In performing its duties under this subsection, the Custodian shall use reasonable care and may reasonably rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be promptly provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

8.3 Responsibility for Foreign Subcustodians.	With respect to securities and

funds held by a Foreign Subcustodian, either directly or indirectly (including by a Securities System or foreign clearing agency), including demand deposit and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to herein, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that (i) under the terms set forth in the Subcustodian

Agreement between the Custodian and the Foreign Subcustodian, the Foreign Subcustodian failed to perform in accordance with the terms of such contract or the standard of conduct imposed under such Subcustodian Agreement or (ii) such acts or omissions would be deemed to be negligence,

gross negligence or willful misconduct under the laws, circumstances and practices prevailing in the jurisdiction where the act or omission occurred.

8.4New Countries. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund,

and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the

Fund by such agent. The foregoing sentence does not apply where the Custodian is acting as the

Fund's Foreign Custody Manager pursuant to a separate Foreign Custody Manager Delegation

Agreement between the Custodian and the Fund.

9.	Responsibility of the Custodian.	In performing its duties and obligations hereunder,

the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any damage incurred by the Fund in consequence of the Custodian's negligence,

bad faith or willful misconduct, including that caused by a Subcustodian as set forth is Section 8 hereof. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the

Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

9.1.1Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium (provided that the Custodian has performed in accordance with Section 12.10), (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total other than a strike or work stoppage involving the Custodian, any Subcustodian or any affiliate of the Custodian, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian. The Custodian shall use reasonable care within its control to minimize the loss or damage to the Fund resulting from a Force Majeure event including without limitation, the maintenance of a suitable disaster recovery plan to ensure that the effects of any Force Majeure event or circumstance are mitigated insofar as possible and to ensure continuity of service to the Fund.

9.1.2 Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency, (d) the imposition of taxes, levies or other charges affecting Investments, (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

9.2.Limitations on Liability. Except as otherwise specifically provided in this Agreement or in any separate Delegation Agreement between the parties, the Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1Failure of Third Parties. The failure of any third party (excluding Subcustodians) including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterpartY with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

9.2.4Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

10.Indemnification. The Fund hereby agrees to indemnify the Custodian and its respective agents, nominees, partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including reasonable counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, except to the extent that any such claims, liabilities and losses, including counsel fees and taxes incurred or assessed, result from the negligence, bad faith or willful misconduct of the Custodian or of a Subcustodian as set forth in Section 8 hereof. If any person indemnified under the preceding sentence gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund. Not more than thirty days following the date of such notice, unless the Custodian shall be liable under Section 8 hereof in respect of such claim, the Fund will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof.

The Custodian agrees to indemnify the Fund and its agents, nominees, partners, employees, officers and trustees, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes incurred or assessed against any of them in connection with the performance of this Agreement or any Instruction to the extent that any such claims, liabilities and losses, including counsel fees and taxes incurred or assessed, result from the negligence, bad faith or willful misconduct of the Custodian or a Subcustodian as set forth in Section 8 hereof. If any person indemnified under the preceding sentence gives written notice of claim to the Fund, the Fund shall promptly give written notice to the Custodian. Not more than thirty days following the date of such notice, unless the Custodian shall not be liable in respect of such claim, the Custodian will pay the amount of such claim or reimburse the Fund for any payment made by the Fund in respect thereof.

11.Reports and Records. The Custodian shall:

11.1create and maintain records relating to the performance of its obligations under this Agreement;

11.2make available to the Fund, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to paragraph (a) above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.3make available to the Fund all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the

Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.Miscellaneous.

12.1Proxies, etc. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2Entire Agreement. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the custody of the Fund's Investments.

12.3Waiver and Amendment No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

12.4GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, OR OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS LOCATED IN THE CITY OR COUNTY OF SAN FRANCISCO.

(b)The names of the Trusts and Trustees listed on Schedule 1 to this Agreement refer respectively to the Trust created by the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of a Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives personally, but bind only the assets of the Trust, and all persons dealing with any series of units of interest of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

12.5Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Fund:

Charles Schwab Investment Management, Inc.

101 Montgomery Street

San Francisco, CA 94104

Attn: Treasurer

Telephone: 415-667-3901

Facsimile: 415-667-3800

(to receive notice pursuant to Section 5.6 Charles Schwab & Co., Inc.

101 Montgomery Street

San Francisco, CA 94104

Attn: Mutual Fund Operations

Telephone: 415-636-4170

Facsimile: 415-395-6150

If to the Custodian:

Brown Brothers Harriman & Co.

40 Water Street

Boston, Massachusetts 02109

Attn: Manager, Securities Department

Telephone: (617) 772-1818

Facsimile: (617) 772-2263

or such other address as the Fund or the Custodian may have designated in writing to the other.

12.6Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any ofthe terms or provisions hereof.

12.7Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

12.8Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. In particular, the Custodian acknowledges and agrees that in connection with its services under this Agreement it receives confidential portfolio information with respect to a Fund. The Custodian agrees that it will keep all Fund portfolio holdings information confidential in accordance with this Paragraph 12.8, and will not use and will not allow any of its directors, officers, employees or agents to use such information as a basis for trading in securities or making investment decisions. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

12.9 Counsel. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the reasonable advice of (i) counsel for the Fund or (ii) such counsel as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such reasonable advice.

12.10 Year 2000. Without limiting any other express or implied warranties made in this Agreement, the Custodian hereby represents and warrants that its internal core processing systems for the provision of services under this agreement operate with the ability to store and process date and date-related data without error or malfunction due to any inability to process dates in the twentieth or twenty-first century. The Custodian further represents that it is proceeding with further testing in accordance with industry conventions and standards with respect to Year 2000 processing. The Custodian will report and certify to the Fund the results of the same in accordance with the prevailing schedule established by the relevant financial service industry sectors and any regulatory schedule or guidelines. The Custodian shall correct any deficiencies revealed by further testing at no cost to the Fund. In addition to the foregoing, the Custodian hereby represents and warrants that: (a) it will use reasonable care and diligence in accordance with the terms of this

Agreement to assure that these services are not compromised by loss of systems or software functionality related to the succession of the year 2000; (b) it will use reasonable care and diligence to cause that its agents and Subcustodians perform likewise; and, (c) it will use reasonable care and diligence to provide for alternate means of providing services in the event that a computer system or software might be negatively affected by the succession of the year 2000.

13.Definitions. The following defined terms will have the respective meanings set forth below.

13.1Advance shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

13.2Agency Account shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

13.3Agent shall have the meaning set forth in the last sentence of Section 6.

13.4Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.5Authorized Person shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

13.6Book-entry Agent shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.7Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

13.8Compulsory Securities Depository shall mean a Securities Depository the use of which is mandatory (i) under applicable law or regulation; (ii) because securities cannot be withdrawu from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

13.9Delegation Agreement shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain responsibilities concerning the appointment and administration of Sub custodians delegated to the Custodian pursuant to Rule 17f-5.

13.10Foreign Custody Manager shall mean the Fund's foreign custody manager appointed pursuant to Rule 17f-5 under the 1940 Act.

13.11Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

13.12Foreign Subcustodian shall mean each foreign bank appointed pursuant to Rule 17f-5 under the 1940 Act, but shall not include Compulsory Securities Depositories.

13.13Funds Transfer Services Agreement shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

13.14Instruction(s) shall have the meaning assigned in Section 4.

13.15Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment ofthe Fund's Investments.

13.16Investments shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

13.17Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.18Principal Account shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

13.19Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund Cor clients of the Custodian or Subcustodian) from the assets ofthe Custodian or any Subcustodian.

13.20Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definition of an "eligible securities depository" under Rule 17f-7 under the 1940 Act.

13.21Subcustodian shall mean each bank appointed by the Custodian pursuant to Section 8, but shall not include Compulsory Securities Depositories.

13.22Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

13.231940 Act shall mean the Investment Company Act of 1940, as amended.

14.Compensation. The Fund agrees to pay to the Custodian Ca) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and Cb) all reasonable out-of-pocket expenses incurred by the Custodian, including the reasonable fees and expenses of all Subcustodians (not including Subcustodian fees that are covered in Section 14(a». all as to which the Custodian and Fund may from time to time agree, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

15.1Notice and Effect. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof.

15.2Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

15.3Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2M USD equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

15.4Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. For this purpose, assignment includes the change of control of a party or assignment to any entity controlling, controlled by or under common control with, the party, including successors.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

________________________________________________

On behalf of each of the management investment companies listed on Schedule 1 to this Agreement and each of their respective investment portfolios

By: /s/ George Pereira

Name: George Pereira

Title: Treasurer and Principal Financial Officer

Date: April 20, 2007

By: BROWN BROTHERS HARRIMAN & CO.

By: /s/ James R. Kent

Title: Managing Director

Date: April 26, 2007

SCHEDULE 1

TO

THE CUSTODIAN AGREEMENT

BETWEEN

SCHWAB CAPITL TRUST

SCHWAB ANNUITY PORTFOLIOS

SCHWAB INVESTMENTS

And

BROWN BROTHERS HARRIMAN & CO.

Dated as of December 29, 2009

The following is a list of the Funds/Portfolios for which the custodian shall serve under a Custodian Agreement dated as of 4/1/2007 "the Agreement":

SCHWAB DIVIDEND EQUITY FUND

SCHWAB FINANCIAL SERVIES FUND

SCHWAB FUNDAMENTAL EMERGING MARKETS INDEX FUND

SCHWAB FUDNAMENTAL INTERNATIONAL LARGE COMPANY INDEX FUND

SCHWAB GLOBAL REAL ESTATE FUND – SCHWAB GRE ASIA PACIFIC

SCHWAB GLOBAL REAL ESTATE FUND – SCHWAB GRE EUROPE

SCHWAB GLOBAL REAL ESTATE FUND – SCHWAB GRE NORTH AMERICA

SCHWAB GLOBAL REAL ESTATE FUND – FEEDER

SCHWAB HEALTH CARE FUND

SCHWAB INTERNATIONAL INDEX FUND

SCHWAB LARGE-CAP GROWTH FUND

SCHWAB MARKETTRACK ALL EQUITY PORTFOLIO

SCHWAB MARKETTRACK BALANCED PORTFOLIO

SCHWAB MARKETTRACK CONSERVATIVEPORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO II

SCHWAB S&P 500 INDEX FUND

SCHWAB S&P 500 INDEX PORTFOLIO

SCHWAB SMALL-CAP EQUITY FUND

SCHWAB SMALL-CAP INDEX FUND

SCHWAB TARGET 2010 FUND

SCHWAB TARGET 2015 FUND

SCHWAB TARGET 2020 FUND

SCHWAB TARGET 2025 FUND

SCHWAB TARGET 2030 FUND

SCHWAB TARGET 2035 FUND

SCHWAB TARGET 2040 FUND

SCHWAB TOTAL STOCK MARKET INDEX FUND

IN WINTESS WHEREOF, each of the parties hereto has caused this SCHEDULE 1 to be executed in its name and on behalf of each such Fund/Portfolio.

SCHWAB CAPITAL TRUST	BROWN BROTHERS HARRIMAN
SCHWAB ANNUITY PORTFOLIOS
SCHWAB INVESTMENTS
BY:/s/ George Pereira	BY:/s/ James R. Kent

NAME: George Pereira	NAME: James R. Kent
TITLE: Treasurer & Principal Financial Officer	TITLE: Managing Director